UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 7, 2013, James Cameron notified RealD Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”) as a Class I member of our Board to be effective as of February 7, 2013.  Mr. Cameron’s resignation was not the result of any dispute or disagreement with the Company, known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, or on any matter relating to the Company’s operations, policies or practices.

The resignation of Mr. Cameron was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                               Exhibits

Exhibit Number	Description
99.1	Announcement, dated February 11, 2013, entitled “RealD Announces Resignation of James Cameron from the Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and
Secretary
Date: February 11, 2013